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EXHIBIT 10.20


               FIRST AMENDMENT OF EXCLUSIVE FINDER'S FEE AGREEMENT

         This First Amendment of Exclusive Finder's Fee Agreement ("Amendment") is entered into on August 30, 2001, by and between Ontro, Inc., a California corporation ("Ontro") and Aura (Pvt.) Ltd., a Pakistani corporation ("Aura"). Ontro and Aura are collectively referred to herein as the "Parties." Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Exclusive Finder's Fee Agreement dated as of May 22, 2001 between Ontro and Aura (the "Agreement").

                                    RECITALS

         WHEREAS, the market price of Ontro's common stock has declined since the execution and delivery of the Agreement so that the common stock purchase price and the warrant exercise price, respectively, specified in the Agreement is at a premium to the market and not at a discount as intended by the Parties; and

         WHEREAS, the staff of The Nasdaq Stock Market has indicated that the provisions of Section B.3 of the Agreement concerning an increase in the number of directors and the appointment of four directors nominated by Aura to the Board is not compliant with The Nasdaq Stock Market corporate governance rules: and

         WHEREAS, the Parties wish to amend and modify the terms of the Agreement in accordance with the terms of this Amendment;

         NOW, THEREFORE, the Parties hereby agree as follows:

         1. AMENDMENT OF SECTION A OF THE AGREEMENT.

         A. Section A.1. of the Agreement is hereby deleted in its entirety and the following new Section A.1. is substituted therefor:

                   "1. FINDER. Aura agrees to use its best efforts to find one or more purchasers from Ontro for a total of 2,000,000 shares of authorized and un-issued common stock of Ontro for a purchase price equal to no less then $0.80 per share ($1,600,000). In consideration therefore, Ontro agrees to grant to Aura a warrant (the "Commitment Warrant") to purchase 210,000 shares of Ontro common stock for $0.80 per share, and with all other terms of the Commitment Warrant to be the same as the Performance Warrant defined in paragraph A.2.(b) below. The Commitment Warrant and the Performance Warrant are sometimes collectively referred to herein as the "Warrants"."

         B. Section A.2.(b) of the Agreement is amended to delete therefrom the reference to "$1.00" and to replace such deleted amount with a reference to "$0.80."

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         C. Section A.3. of the Agreement is amended to delete therefrom the reference to "1,600,000 Shares" and to replace such deletion with a reference to "2,000,000 Shares."


         2. AMENDMENT OF SECTION B OF THE AGREEMENT.

         A. The Parties hereby agree that Section B.3. of the Agreement, which is set forth in its entirety below, is hereby deleted from the Agreement and is of no further force and effect:

                   3. BOARD OF DIRECTORS. Following the execution of this Agreement and deposit of the Aura System Shares into the Account as set forth in Section B. 8 herein, the Board of Directors of Ontro (the "Ontro Board") shall appoint to vacant seats on the Ontro Board four individuals nominated by Aura and approved by the Ontro Board as follows:

                  i On May 22, 2001 the Ontro Board shall resolve to increase the number of Directors on the Ontro Board to seven;

                  ii On May 22, 2001 the Ontro Board shall appoint Mir. Saied Kashani to a currently vacant seat on the Ontro Board;

                  iii Upon nomination of a second individual by Aura, the Ontro Board shall appoint such nominee to a currently vacant seat on the Ontro Board;

                  iv. Upon nomination of a third individual by Aura, one Director who was a member of the Ontro Board prior to May 22, 2001 shall resign and the Aura nominee shall be appointed to the newly vacant seat;

                  v. Upon nomination of a fourth individual by Aura, one Director who was a member of the Ontro Board prior to May 22, 2001 shall resign and the Aura nominee shall be appointed to the newly vacant seat;

                  The Ontro Board's approval of all nominees made by Aura shall be promptly given and approval shall not be unreasonably withheld.


         B. Section B.6. of the Agreement is deleted in its entirety and the following new Section B.6 is substituted therefore:

                "6. BREAK-UP FEE. If Ontro fails to close a committed purchase of Shares for no less then $0.80 per share from a Purchaser who is ready, willing, and able to purchase Shares constituting directly or indirectly a minimum of 250,000 Shares for a minimum of $200,000 up to a maximum of 2,000,000 Shares for $1,600,000, and such purchase is on other terms that are acceptable to Ontro, which acceptance shall not be unreasonably withheld, then Ontro shall pay Aura the fees set forth in paragraph A.2. above

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                notwithstanding Ontro did not receive the funds or sell the
                Shares. The Performance Warrant issued to Aura in such case shall have all of the same registration rights and other rights set forth in Section C, below."


         C. Section B.8.(c) of the Agreement is hereby amended to delete reference to "$1.00" at the end of the second sentence of such Section and to replace such deletion with "$0.80".

         D. Remaining Sections B.4. through B.8. of the Agreement are hereby redesignated as Sections B.3. to B.7., respectively

         3. RIGHT TO TERMINATE INVESTMENT OBLIGATION. Notwithstanding any provision of the Agreement or this Amendment to the contrary, Aura shall be entitled to terminate the Agreement as to any obligations not then performed by either of the Parties and recover all securities deposited by Aura and all proceeds of sale of such securities if the Ontro shareholders fail to elect Aura's nominee(s) to the Ontro Board of Directors at any meeting of Ontro shareholders held to elect directors following the date of the Agreement.

         4. NO FURTHER CHANGES. Except as otherwise set forth in Sections 1 through 3 of this Amendment, the Agreement shall remain in full force and effect with no further changes.


         IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of August 30, 2001.

                                                Ontro, Inc.
                                                a California corporation

                                                By:  /s/ James A. Scudder
                                                     ---------------------------
                                                     James A. Scudder, President




                                                Aura (Pvt.) Ltd.
                                                a Pakistani corporation

                                                By: /s/ Mir Saied Kashani
                                                    ----------------------------
                                                    Mir Saied Kashani
                                                    Its: Agent/Attorney-in-Fact

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